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                                                                   Exhibit 10.14


                        MARKETING AND SERVICING AGREEMENT

     This Marketing and Servicing Agreement (the "Service Agreement") is entered into as of August 2, 1999 by and among Chase Insurance Agency, Inc., a Delaware corporation ("the Buyer"), U.S.I. Holdings Corporation, a Delaware corporation ("USI"); and USI Insurance Services Corp., a Delaware corporation ("USIS").

     1. Background. Pursuant to a Purchase and Sale Agreement, dated as of July
        ----------
28, 1999 (the "Agreement"), the Buyer is purchasing certain assets and assuming certain liabilities of Chase/USI Employee Benefits and Commercial Insurance Agency, LLC (the "Seller"), an indirect subsidiary of USI. This is the Service Agreement referred to in the Agreement and is subject to all terms and conditions set forth in the Agreement. Capitalized ten-ns used and not otherwise defined herein are used as defined in the Agreement.

     2. Services to be Provided.
        -----------------------

     2.1. To the extent requested by the Buyer, USI and USIS, either directly or through wholly-owned subsidiaries (USI, USIS, and such subsidiaries hereinafter referred to as the "USI Entities"; the employees and officers of the USI Entities are hereinafter referred to as "USI Persons"; and the USI Entities and USI Persons are hereinafter referred to as the "USI Parties") agree to perform the services described on the attached Schedule SA-2.1 (the "Services") with respect to such of the Client Accounts and other insurance business (whether existing at the date hereof or developed hereafter) of the Buyer as the Buyer may specify from time to time (collectively, with the Client Accounts, the "Buyer's Business"):

     2.2. The provision of the Services shall be staffed as follows:

     (a) The USI Persons listed on Schedule SA-22(a) shall be dedicated to the performance of the Services specified in Schedule SA-2.2(a) on a full-time exclusive basis during the term hereof. Any substitution for or replacement of such persons shall be subject to the prior written consent of the Buyer, which consent shall not be unreasonably withheld. To the extent the parties hereto may agree in good faith that additional USI Persons are required to assist Ms. Kelly and Mr. St. Ledger (or their replacements) in the performance of the Services to be performed by them, as described in Schedule SA-2.2(a), in accordance with the terms hereof, USI and USIS shall make such additional USI Persons available, subject to the terms of Section 5.1.

     (b) The parties mutually agree that Jeffrey Welsch ("Welsch") will continue to be employed by the USI Northeast and shall be dedicated to the performance of the Services on a full-time exclusive basis (except such de minimus commitments of time, consistent with past practice, as shall not interfere with the performance of Welsch's duties hereunder) from the date hereof through December 31, 1999. USI and Chase shall select a replacement for Mr. Welsch (the "New Manager"), as follows:


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       (i) On or before November 1, 1999, USI shall present to the Buyer a proposed New Manager (the "Candidate"), who may be a USI Person, an employee of the Buyer, or a person not then employed by any USI affiliate or by the Buyer.

       (ii) Within a reasonable time thereafter, the Buyer shall inform USI whether such Candidate is acceptable to the Buyer. The Buyer agrees not to reject a Candidate unreasonably, provided that the Buyer may reject any Candidate if, in the good faith opinion of the Buyer, such Candidate does not have the expertise, knowledge, or insurance industry associations necessary, or otherwise lacks material qualifications necessary to perform the functions previously performed by Mr. Welsch in connection with the Buyer's Business to the accustomed standard. In the event any Candidate is rejected by the Buyer, USI shall propose [an]other Candidate[s] in accordance with the foregoing procedure (including the same acceptance standard for the Buyer), until a Candidate is accepted by the Buyer.

       (iii) Regardless of whether the New Manager ultimately selected is a USI Person, USI agrees that the appropriate USI Parties will provide the New Manager with adequate training regarding the Buyer's Business and Mr. Welsch's previous responsibilities with respect thereto.

       (iv) If the New Manager is an employee of the Buyer, it is agreed that the costs of his/her employment will continue to be the responsibility of the Buyer. If the New Manager is a USI Person or is otherwise not then an employee of the Buyer, it is agreed that the costs of his/her employment will be the responsibility of the USI Entities.

       (v) The New Manager shall be dedicated, on a full-time basis, to discharging the duties previously discharged by Mr. Welsch.

       (vi) After the appointment of a New Manager, Welsch shall nonetheless continue to be available to consult with the Buyer's management to the extent necessary to assure the fulfillment of the USI Parties' obligations hereunder. Any replacement of the New Manager shall be handled in the manner provided above.

     2.3. To the extent that the Buyer does not have in place relationships with all Carrier/Providers, and/or all Carrier/Provider Agreements, appropriate for the conduct of the Buyer's Business, USI shall, upon the Buyer's request provide access to such Carrier/Providers for the Buyer's Business, during the term hereof, and USI and the Buyer shall enter into sub-broker agreements under which the Buyer shall have access to such Carrier/Providers on terms no less favorable than those available to USI Parties from time to time.

     2.4. All Services are to be provided by affiliates of USI which possesses the requisite skill and licensing necessary to provide such Services. All such services shall be provided in the name of, and as directed by, the Buyer as agent/broker of record, except as provided in Section 4, below. It is understood, however, that the USI Parties have no authority to use the Buyer's name, the name "Chase", the name "Chase "USI", or any other proprietary name or mark of the Buyer and its affiliates for any purpose except to the extent necessary to provide the Services. For such purposes, USI Persons may state that they are "servicing" or "providing services to" the Buyer, but no USI Party shall hold itself out as, or otherwise



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represent that it is, a part of or affiliated with or in alliance with the Buyer or any of its affiliates. USI and USIS shall ensure that each USI Party providing Services holds all requisite licenses and authorizations, has all necessary expertise and resources, and is otherwise appropriate to provide such Services at a level at least as high as the USI Parties provide to their own customers. USI and USIS shall assure that all other USI Parties performing Services comply with the provisions hereof.

     3. Customer Service Standards.
        --------------------------

     3.1. USI and USIS acknowledge that the Buyer's relationships with its prospective and actual customers and with Clients of the Seller (collectively, "Chase Customers") are valuable assets, and each agrees to treat Chase Customers in a professional, ethical and fair manner. Servicing for Chase Customers by the USI Parties will be at a level at least as high as the USI Parties provide to their own customers. If the Buyer reasonably believes that a Chase Customer is receiving an unacceptable level of service under this Agreement the Buyer shall notify USI and USI agrees to investigate the matter and take appropriate prompt corrective action.

     3.2. The USI Parties shall deal with all Chase Customer complaints promptly and professionally.

     3.3. If any of the USI Parties receives complaints, notices of investigation or disciplinary procedures, or other such communications involving any Chase Customer from a state department of insurance or other regulatory agency or law enforcement authority, USI shall forward copies of such complaints, notices, etc. to the Buyer within five (5) Business Days of receipt thereof. The Buyer shall prepare a proposed response to each such complaint, with the full cooperation of all relevant USI Parties. Such response shall be subject to review and comment by the relevant USI Parties before delivery to the relevant agency or authority (unless such review is not possible in view of the time constraints imposed by the relevant agency or authority). The Buyer shall take any such comments into consideration, but shall have the ultimate discretion as to the content of the final response, a copy of which shall be forwarded promptly to USI. (For purposes hereof, the term "Business Day" shall mean a day on which banks in New York, New York, are neither permitted se.)

     3.4. USI shall maintain complete records of all such complaints, notices, and other communications described in this Section 3, including copies of all correspondence and any research documentation used in assisting the Buyer in the preparation of its response, which records shall be available during normal business hours for the Buyer's review upon request which shall be made at least two Business Days in advance (unless such advance request is not possible in view of the time constraints imposed by a regulatory agency or authority).

     4. P&C Business.
        ------------

     4.1. With respect to that portion of the Buyer's Business that is composed of property and casualty insurance accounts (the "Buyer's P&C Business"), USI and USIS acknowledge that the Buyer's Business is owned by the Buyer notwithstanding the fact that a USI Entity is listed as the broker of record with respect to any such accounts, and USI and USIS



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agree to implement the structure set forth in Section 5.3 of the Agreement. In furtherance thereof, the USI Entities shall arrange with the Carrier/Providers, with respect to the Buyer's P&C Business, to segregate on their records, by sub-broker or producer code or similar method, the Buyer's P&C Business and related client accounts from the business of USI Entities. Such segregation shall allow for the storage and retrieval of information specific to the Buyer's P&C Business and related accounts, in a format which is acceptable to the Buyer.

     4.2. Upon the giving of notice of termination of this Service Agreement pursuant to Section 11, the following provisions shall apply:

       4.2.1 The Buyer may in its discretion transfer record ownership of the Buyer's P&C Business and related accounts to a substitute broker or brokers of record designated by the Buyer (the "Substitute Broker(s)), which Substitute Broker(s) shall be acceptable to the relevant Carrier/Providers. Prior to termination hereof, the appropriate USI Parties shall cooperate with the Buyer and the Substitute Broker(s) to effect such transfer of record ownership to the Substitute Broker(s) as of the effective date of the termination including using their best efforts to obtain from the relevant clients a broker of record letter in favor of the Substitute Broker(s) if requested by the Buyer.

       4.2.2 The foregoing notwithstanding, if the Buyer elects to be named as broker of record for any accounts comprising part of the Buyer's P&C Business, USI shall, prior to termination, upon the Buyer's request, cooperate with the Buyer to have the relevant customers designate the Buyer as the broker of record, effective as of the effective date of the termination, with respect to each such account in lieu of the relevant USI Entity.

     4.3. In the event that this Service Agreement is terminated before either the Buyer or a Substitute Broker is made broker of record on any accounts that comprise part of the Buyer's P & C Business, then the Seller and the appropriate USI Entities shall share revenues with respect to such accounts as set forth in Schedule SA-5 for the period prior to the effective date of such change of broker of record.

     5. Compensation. In exchange for the Services provided hereunder, the Buyer
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shall pay compensation as follows:

     5.1. The Buyer shall pay to USI (or to such other USI Entity as USI may specify) the sum of $170,000 per annum, payable quarterly in arrears. Such amount constitutes reimbursement for the cost of the salaries and benefits paid to Louise Kelly and Anthony St. Ledger by the USI Entity which employs such persons and shall be subject to change to reflect annual performance-related salary increases of such persons, to the extent the Buyer shall agree in good faith. In addition, the provision of the services of additional USI Persons pursuant to Section 2.2(a) shall be subject to the payment by the Buyer, in accordance with the terms hereof, of such additional amounts as the Buyer and USI may agree as reimbursement of the appropriate portion of the cost of the salaries and benefits of such additional USI Persons.

     5.2. In addition, the Buyer shall share revenues with the appropriate USI Entity in relation to specific Services provided by such USI Entity in accordance with the attached Schedule SA-5.



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     6. Noncompetition.
        --------------

     6.1. For a period of twelve months after the Closing Date, no USI Party shall enter into any agreement with any bank or bank affiliate, other than another USI Entity, to provide services similar to the Services with respect to customers in New York, New Jersey or Connecticut. If, at any time during the term hereof, the Buyer shall notify USI that the Buyer has commenced actively soliciting customers on a personal basis in Texas with respect to insurance products and services covered by this Service Agreement, then, for a period of six months thereafter, no USI Entity shall enter into any new agreement with any bank or bank affiliate, other than another USI Entity, to provide services similar to the Services with respect to customers in Texas.

     6.2. Except as may be agreed otherwise consistent with past practice, during the term hereof and for a period of thirty-six (36) months after termination of this Service Agreement no USI Party shall sell or endeavor to sell, or otherwise provide or endeavor to provide, insurance products or services to any Chase Relationship Party, as hereinafter defined. For purposes hereof, the term `Chase Relationship Party" means any person or entity:

       (a) to which or for which the Buyer or any of its affiliates (whether directly or through any USI Party) has provided insurance agency or brokerage services, insurance consulting services, or other related services,

       (b) to which or for which the Buyer or any of its affiliates (whether directly or through any USI Party) has made a written proposal to provide any such services, and/or

       (c) with respect to which the Buyer or any of its affiliates has undertaken (whether directly or through any USI Party) any documented fact-finding (as that term is commonly used in the insurance industry) efforts, in each case, at any time during the period of twenty-four (24) months prior to the effective date of the termination hereof.

     7. Non-solicitation.
        ----------------

     7.1. USI and USIS agree that, during the term hereof and for a period of two (2) years thereafter, no USI Entity will solicit for employment endeavor to entice away, employ, offer to employ, or arrange employment for any person who is at any time during such period employed by the Buyer or any of its affiliates in New York, New Jersey and Connecticut, excluding clerical employees, whether or not such person would thereby commit any breach of any contract of service with the Buyer. (Nothing herein shall be interpreted to prevent any USI Entity from engaging in its normal recruiting practices through advertisement or general solicitation, or from interviewing and employing employees of the Buyer or its affiliates, provided that no USI Entity initially seeks out such employee(s) to solicit them for employment.)

     7.2. The Buyer agrees that, during the term hereof and for a period of two
(2) years thereafter, neither the Buyer nor any of its affiliates will solicit for employment, or endeavor to entice away, employ, offer to employ, or arrange employment for any person who is



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at any time during such period employed by any USI Entity in New York, New
Jersey, or Connecticut, excluding clerical employees, whether or not such person would thereby commit any breach of any contract of service with any USI Entity; provided, however, that at any time following expiration or termination of this Service Agreement, the Buyer may solicit for employment and employ any of the persons listed on Schedule SA-2.2(a), any substitutes for or replacements of such persons made in accordance herewith, and any other USI Persons substantially dedicated to providing Services hereunder. (Nothing herein shall be interpreted to prevent the Buyer and its affiliates from engaging in their normal recruitment practices through advertisement or other general solicitation, or from interviewing and employing employees of USI Entities, provided that neither the Buyer nor any of its affiliates initially seeks out such employees to solicit them for employment.)

     8. Representations and Warranties.
        ------------------------------

     8.1. Each of USI and USIS hereby represents and warrants to the Buyer that:

       8.1.1 Each of USI and USIS is a corporation validly existing under the laws of Delaware, with all requisite corporate power and authority to execute and perform this Service Agreement.

       8.1.2 The execution and delivery of this Service Agreement by USI and USIS, their performance of their obligations hereunder, and their consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action; and this Service Agreement has been duly executed and delivered by USI and USIS and constitutes a legal, valid, and binding obligation of USI, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer, and similar laws relating to or affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

       8.1.3 The execution, delivery and performance by USI and USIS of this Service Agreement will not (i) violate, conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default or result in the creation of a lien under, any material agreement, indenture, mortgage or lease to which USI or USIS is a party or by which it or its properties are bound; (ii) constitute a violation by USI or USIS of any laws or regulations applicable to it; (iii) violate any provision of its organizational or governing documents; or (iv) violate any order, judgment injunction or decree of any court, arbitrator or governmental body against or binding upon or USIS.

       8.1.4 Neither USI nor USIS requires any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority in connection with this Service Agreement and the transactions and activities contemplated hereby.

       8.1.5 There are no actions, suits or proceedings pending or, to the knowledge of USI or USIS, threatened against or affecting any USI Party that could have a



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material adverse effect on the ability of USI and USIS to perform their obligations under this Service Agreement.

       8.1.6 Each of USI and USIS have complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations, orders or decrees of any court, commission, board or other administrative, legislative or judicial body or governmental agency having jurisdiction over it, or any of its assets, which could materially and adversely affect its ability to enter into this Service Agreement and to perform its obligations hereunder.

       8.1.7 Each of USI and USIS, and each other USI Party performing Services hereunder shall comply with all relevant legal, governmental, and regulatory requirements, and with the provisions of any relevant license, registration, or qualification, in connection with the performance of any of its obligations or responsibilities under this Service Agreement before performing such obligations or responsibilities, and shall maintain such compliance during the term hereof.

     8.2. The Buyer hereby represents and warrants to USI that:

       8.2.1 The Buyer is a corporation validly existing under the laws of Delaware, with all requisite power and authority to execute and perform this Service Agreement.

       8.2.2 The execution and delivery of this Service Agreement by the Buyer, its performance of its obligations hereunder, and its consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action; and this Service Agreement has been duly executed and delivered by the Buyer and constitutes a legal, valid, and binding obligation of the Buyer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer, and similar laws relating to or affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

       8.2.3 The execution, delivery and performance by the Buyer of this Service Agreement will not (i) violate, conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default or result in the creation of a lien under, any material agreement, indenture, mortgage or lease to which the Buyer is party or by which it or its properties are bound;
(ii) constitute a violation by the Buyer of any laws or regulations applicable to it; (iii) violate any provision of its organizational or governing documents; or (iv) violate any order, judgment, injunction or decree of any court, arbitrator or governmental body against or binding upon the Buyer.

       8.2.4 Me Buyer does not require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority in connection with this Service Agreement and the transactions and activities contemplated hereby.

       8.2.5 There are no actions, suits or proceedings pending or, to the knowledge of the Buyer, threatened against or affecting the Buyer that could have a material adverse effect on the Buyer's ability to perform its obligations under this Service Agreement.



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     9. Confidential Information.

     9.1. The following shall be considered "Confidential Information" for purpose

All information provided to any USI Party by, or at the direction of, the Buyer or any of its affiliates in connection with the transactions contemplated hereby. (For the sake of clarity, it is understood that information obtained by USI Parties from their customers and prospective customers, outside the context of this Agreement and the transactions and activities contemplated hereby, shall not constitute Confidential Information for purposes hereof) Such information may be in any form including, but not limited to, printed or oral communications and information stored in printed or electromagnetic format; it may relate to, among other things, the Seller's, the Buyer's, or the Buyer's affiliates' customers and business relationships, their methods of transacting business, underwriting and policy information, and product descriptions. The term "Confidential Information" shall not include information which (i) was or becomes generally available to the public other than as a result of the disclosure by any USI Party, or any of their respective employees, agents or advisors, or (ii) was or becomes available to any USI Party or its employees, agents or advisors on a non-confidential basis from a source other than the Buyer, its affiliates, or any of their respective employees, agents or advisors, provided that such source is not known by any USI Party to be prohibited by contractual, legal, or fiduciary obligation from disclosing such information. (For the avoidance of doubt, all information pertaining to Chase Customers furnished by the Buyer or the Seller or any of its affiliates to any USI Party shall constitute Confidential Information for purposes hereof and shall be considered confidential and proprietary to the Buyer.)

     9.2. All Confidential Information shall be treated as confidential business information of the Buyer and/or its affiliates, and by all their employees, agents, and advisors, and shall be accorded the same treatment as the USI Parties accord their own most confidential business information. Specifically (but without limiting the generality of the foregoing), except as required by law:

       9.2.1 The USI Parties shall disclose Confidential Information only to those other USI Parties and to those of their agents, advisors, and Carrier/Providers, who need to know such information in connection with the provision of Services hereunder, and no other person shall have access to any Confidential Information.

       9.2.2 The Confidential Information shall be used by the USI Parties and their agents and advisors only in connection with the provision of Services hereunder.

       9.2.3 Each USI Entity shall assure that each USI Party and each USI Entity's agents, subcontractors, and advisors having access to any of the Confidential Information undertakes in writing, in the form attached as Exhibit SA-9.2.3, to abide by the provisions of this Section 9.2.3, specifying that the Buyer is intended to be a beneficiary of such undertaking.

       9.2.4 The Buyer shall be advised of all sub-contractors, consultants and others not employed by a USI Entity who have access to any Confidential Information, and the USI Entity shall grant such access, or shall terminate access if it has been already granted, to


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anyone to whom the Buyer objects based upon a good faith analysis of its business needs and, where appropriate, the USI Entity shall obtain promptly from that person all Confidential Information.

       9.2.5 In the event that any USI Party, or anyone to whom any USI Party makes disclosure in accordance with this Section 9.2.5, becomes legally compelled to disclose any Confidential Information, the USI Party shall, to the extent permitted by law, provide the Buyer with prompt notice so that the Buyer or its affiliate may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 9.2.5; provided, however, that the provisions of this Section 9.2.5 shall not apply to disclosure by any USI Party to any regulatory agency having jurisdiction over such USI Party, to the extent that such USI Party determines in good faith that failure to disclose to such regulatory agency would adversely affect such party's relationship with such regulatory agency.

     9.3. Each party hereto recognizes that the Confidential information is a valuable, special, and unique asset of the Buyer and its affiliates, that a breach of this Section 9.3 will cause irreparable harm to the Buyer and its affiliates, and that actual damages will be difficult to ascertain and in any event may be inadequate. Accordingly, the USI Parties agree that in the event of such breach, the Buyer and its affiliates shall be entitled to injunctive relief in addition to such other legal or equitable remedies as may be available.

     9.4. At the end of the term of this Service Agreement, each USI Party shall promptly return to the Buyer all Confidential Information and all materials based on or incorporating any such Confidential Information.

     9.5. All confidential information pertaining to any Chase Customer furnished directly or indirectly by such Chase Customer to any USI Party in connection with any activities performed hereunder (the "Customer Information") shall be considered confidential and proprietary to such Chase Customer. All USI Parties providing services hereunder shall maintain appropriate controls to prevent the unauthorized use or disclosure of Customer Information and shall use, and permit the use of, Customer Information only for the purpose of serving the needs of the relevant Chase Customer as contemplated by this Service Agreement, and not for any other purpose. No USI Party shall give, sell or in any way transfer or disclose, or pen-nit any USI Entity's agents, subcontractors or Carriers/Providers to give, sell or in any way transfer or disclose, either directly or indirectly, Customer Information to any other person or entity for any other purpose, and shall not permit any other person or entity to obtain the use of or gain access to Customer Information without the relevant Chase Customer's prior written approval.

     9.6. USI and USIS hereby stipulate that the systematic or careless use by any USI Party of Confidential Information or Customer Information for purposes other than those provided herein, or the failure of any USI Party to take all reasonable steps necessary to prevent the unauthorized disclosure of Confidential Information and Customer Information, shall constitute a material breach of this Service Agreement.

     10. Indemnification.

     10.1. By USI.
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       10.1.1 USIS agree, jointly and severally, to indemnify the Buyer, its affiliates and their directors, officers, employees and agents (each, a "Buyer Indemnified. Person") from, and to hold each of them harmless against, any and all losses, liabilities, claims, demands, actions, judgments, damages, costs and expenses, including reasonable attorneys' fees and disbursements and other expenses, (collectively, the "Losses") including the costs of investigating any claim and defending any action and any amounts paid in settlement or compromise (provided that USI shall have given its prior written approval of any settlement or compromise, which approval shall not be unreasonably withheld) arising out of or relating to (a) the activities of any USI Party in connection with this Service Agreement and the transactions described herein, including, but not limited to, (i) a breach by any USI Party of any terms or conditions of this Service Agreement, or (ii) a breach of any of USI's and USIS's representations and warranties herein, except to the extent such Losses are incurred by reason of the negligence or willful misconduct of any Buyer Indemnified Person.

       10.1.2 If any event occurs for which indemnification is provided to any Buyer Indemnified Person in this Section, such Buyer Indemnified Person must provide USI with written notice of such event as soon as possible, but in no event later than fifteen (I 5) business days after the earlier of- (i) such time as it has actual knowledge of the occurrence of such event or (ii) such time as it receives notice that an action has been filed in a court, or action has been taken by any administrative agency, alleging the occurrence of an event that entitles a Buyer Indemnified Person to indemnification by USI and USIS hereunder.

       10.1.3 USI and USIS, at their own expense, shall be entitled to participate in such action or proceeding, and, after written notice from USI to the Buyer and consent from the Buyer (which consent shall not be unreasonably withheld), to assume the defense of such action or proceeding, with mutually acceptable counsel, or, also with such Buyer Indemnified Person's consent (which consent shall not be unreasonably withheld), compromise or settle such action or proceeding, at its own expense. Notwithstanding USI's assumption of the defense of such action or proceeding, such Buyer Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such action or proceeding at its own expense.

     10.2. By the Buyer.

       10.2.1 The Buyer agrees to indemnify all USI Parties (each a "USI Indemnified Person") from, and to hold each of them harmless against, any and A Losses, including the costs of investigating any claim and defending any action and any amounts paid in settlement or compromise (provided, that, the Buyer shall have given its prior written approval of any settlement or compromise, which approval shall not be unreasonably withheld) arising out of or relating to the Buyer's activities in connection with this Service Agreement and the transactions described herein, including, but not limited to, (i) a breach by the Buyer of any of the terms or conditions hereof, or (ii) a breach of any of the Buyer's representations and warranties herein, except to the extent such Losses are incurred by reason of the negligence or willful misconduct of any USI Party.

       10.2.2 If any event occurs for which indemnification to any USI Indemnified Person is provided in this Section, such USI Indemnified Person must provide the



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Buyer with written notice of such event as soon as possible, but in no event later than fifteen (I 5) business days after the earlier of. (i) such time as it has actual knowledge of the occurrence of such even, or (ii) such time as it receives notice that an action has been filed in a court, or action has been taken by any administrative agency, alleging the occurrence of an event that entitles a USI Indemnified Person to indemnification by the Buyer hereunder.

       10.2.3 The Buyer, at its own expense, shall be entitled to participate in such action or proceeding, and, after written notice from the Buyer to USI and consent from USI (which consent shall not be unreasonably withheld), to assume the defense of such action or proceeding with mutually acceptable counsel, or also, with such USI Indemnified Person's consent (which consent shall not be unreasonably withheld), compromise or settle such action or proceeding, at its own expense. Notwithstanding the Buyer's assumption of the defense of such action or proceeding, such USI Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such action or proceeding at its own expense.

     10.3. With respect to each indemnification matter, within ten (10) Business Days after the indemnitee receives documents pertaining to any demand or proceeding constituting such indemnification matter, or within such shorter period of time as may be necessary under the circumstances to avoid prejudice to the indemnitor's rights, the indemnitee shall give notice to the indemnitor of the nature of such indemnification matter and shall deliver to the indemnitor copies of all such documents. In addition, no later than ten (10) Business Days after a final agreement is reached or a final judgment is rendered with respect to such indemnification matter, the indemnitor shall pay to the indemnitee any amounts to which the indemnitee is entitled under this Section.

     11. Termination.
         -----------

     11.1. This Service Agreement may be terminated either by the Buyer or by USI and USIS at anytime after July 31, 2001 on 180 days' prior written notice to the other.

     11.2. The Buyer may terminate this Service Agreement by giving written notice to USI at any time between July 31, 2000 and July 31, 2001, if, on or prior to July 31, 2000, the conditions to payment of the Conditional Payment set forth in Sections 5.2 and 5.3 of the Agreement shall not have been met. Such termination shall be effective on the date 90 days following the date on which such notice is given.

     11.3. If the Buyer notifies USI of any breach of the terms hereof by any USI Party, and such breach has not been cured to the reasonable satisfaction of the Buyer within thirty days after the date of such notice, then the Buyer may terminate this Service Agreement at any time during the continuance of such breach, by giving written notice to USI.

     11.4. If at any time any entity or affiliated group acquires ownership of a 50% or greater equity interest in USI then the Buyer may terminate this Service Agreement at any time thereafter by giving ninety (90) days' prior written notice to USL For purposes of this Section 11.4, ownership of a specified percentage equity interest of USI means the right to determine, directly or indirectly, the votes of that percentage of the voting shares (or other equity interest) of USI, or to appoint or cause the appointment of that percentage of the members of the Board of Directors or Executive Committee of US1.)

     11.5. Notwithstanding any termination hereof, the USI Parties shall continue to provide the Services with respect to all then-current policies and programs through the effective date of such termination, or such later date as is provided herein.

     11.6. The provisions of Sections 4.2, 4.3, 6, 7, 9, 1 0, and 21 shall survive termination of this Service Agreement.

     12. Accounting and Audit. During the term of this Service Agreement and for
         --------------------
a period of ninety (90) days following the termination hereof, the Buyer may, at its own expense, inspect any USI Party's records relating to, and conduct internal audits of, all transactions hereunder, provided that any such inspection or audit shall be conducted during the normal business hours on at least two Business Days' prior notice.

     13. Assignment. The provisions of this Service Agreement shall bind the
         ----------
successors and permitted assignees of the respective parties hereto, provided that neither USI and USIS nor the Buyer may transfer their/its obligations hereunder without the prior written consent of the other. Specifically, without limitation, USI and USIS may not subcontract the performance of the Services to any non-USI Party.

     14. Amendment -and Waiver. This Service Agreement may be amended, modified,
         ---------------------
superseded or canceled only by a written instrument executed by a duly authorized officer or director of each of the parties, or, in the case of a waiver, executed by a duly authorized officer or director of the party waiving compliance. No waiver by either party of any default shall be deemed a waiver of any subsequent default.

     15. Exhibits; Schedules. The terms and conditions of the Exhibit and the
         -------------------
Schedules to this Service Agreement are hereby incorporated by reference and made a part hereof, as if fully set forth herein. In the event of a conflict between the provisions of this Service Agreement and those of any Exhibit or Schedule, the provisions of this Service Agreement shall govern.

     16. Applicable Law. This Service Agreement shall be governed by and
         --------------
construed in accordance with the laws of New York.

     17. Counterparts. This Service Agreement may be executed in any number of
         ------------
counterparts each of which shall be considered an original but all of which, taken together, shall be deemed to constitute one document.

     18. Headings. The headings of the Articles and Sections herein are inserted
         --------
for ease of reference only and shall not be deemed to constitute a part hereof.

     19. Integration. This Service Agreement, together with its Exhibits and
         -----------
Schedules, constitutes the complete and final understanding between USI and USIS on the one hand, and the Buyer on the other, and supersedes and replaces all prior negotiations and agreements between them with respect to the subject matter hereof, except as otherwise specifically provided herein.

     20. Non-Agency; No Joint Employment. Except as otherwise specifically
         -------------------------------
provided, no USI Party appoints the Buyer, nor does the Buyer appoint any USI Party, as agent for any purpose whatsoever, and this Service Agreement shall not be construed as giving rise to an agency relationship between any USI Party and the Buyer. Neither the USI Parties nor the Buyer shall accept service of process, make any statements to any person or entity, or take any other action, on behalf of the other. Neither USI and USIS on the one hand, nor the Buyer on the other, intends by virtue of this Service Agreement to become the employer of the employees of the other, and each such party is responsible for the actions and control of its respective employees.

     21. Notices. Any notice to be given pursuant to this Service Agreement
         -------
shall be sufficiently given if in writing and delivered by hand, by courier, or by prepaid registered air mail with return receipt requested, as follows:

                     (i) if to USI or USIS:

                             USI Insurance Services
                             50 California Street, 24th Floor
                             San Francisco, CA 941 11
                             Attention: President

                             Facsimile No.: 415-983-0101

                             Copy to:

                             USI Insurance Services
                             50 California Street, 24th Floor
                             San Francisco, CA 941 11
                             Attention: General Counsel
                             Facsimile No.: 415-837-1650

                    (ii) if to the Buyer:

                             Chase Insurance Agency, Inc.
                             380 Madison Avenue, 13' Floor
                             New York, NY 10017
                             Attention: President and CEO
                             Facsimile No.: 212-622-4470

                             Copy to:

                             Arthur T. Guja

                             Vice President and
                             Assistant General Counsel
                             Legal Department The Chase
                             Manhattan Bank One Chase
                             Manhattan Plaza New York,
                             NY 10081 Facsimile No.:
                             212-383-0253

Notices shall be effective when received. The parties may change their respective addresses for the purpose of receiving notices pursuant to this Agreement by giving notice thereof pursuant to this Section.

     22. Severability. In the event any one or more of the provisions contained
         ------------
in this Service Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Service Agreement shall be construed as if such provision had never been contained herein, provided that this Service Agreement, without such provision, does not fail in its essential purpose.

     IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers.

                                     CHASE INSURANCE AGENCY, INC.

                                     By: /s/ Arthur T. Guja
                                         -------------------------------
                                     Name:  Arthur T. Guja
                                         -------------------------------
                                     Title: Vice President
                                            ----------------------------


                                     USI HOLDINGS CORPORATION

                                     By: /s/ David L. Eslick
                                         -------------------------------
                                     Name:  David L. Eslick
                                          ------------------------------
                                     Title: President
                                            ----------------------------


                                     USI INSURANCE SERVICES CORP.

                                     By: /s/ David L. Eslick
                                         -------------------------------
                                     Name: David L. Eslick
                                          ------------------------------
                                     Title: President
                                            ----------------------------

                       [Schedules and Exhibits excluded]